UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2016
________________________________

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5794 (Commission File Number)	38-1794485 (IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan (Address of Principal Executive Offices)	48180 (Zip Code)

(313) 274-7400
Registrant's telephone number, including area code

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Masco Corporation (the "Company") held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 9, 2016 at its corporate office in Taylor, Michigan. At the Annual Meeting, Company stockholders voted on three proposals. A brief description of the proposals and the votes cast on each proposal are set forth below. In order to pass, each proposal required the approval of a majority of the votes cast. As of the record date, 332,884,371 shares of Company common stock were outstanding and entitled to vote.

Proposal 1: The election of three Class I directors to serve until the Annual Meeting in 2019.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Donald R. Parfet	265,953,110	4,124,159	361,332	21,104,565
Lisa A. Payne	268,084,551	1,981,197	372,853	21,104,565
Reginald M. Turner	268,765,881	1,292,493	380,227	21,104,565

Proposal 2: A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related material disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
265,171,774	4,521,556	745,271	21,104,565

Proposal 3: The ratification of the selection of PricewaterhouseCoopers LLP to act as independent auditors for the Company for 2016.

Votes For	Votes Against	Abstentions
285,499,619	5,663,262	380,285

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Chief Financial Officer
May 10, 2016